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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 5, 2010

Date of Report (date of earliest event reported)

VIVUS, INC.

(Exact name of registrant as specified in charter)

Delaware	0-23490	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1172 Castro Street, Mountain View, California 94040

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 934-5200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 8, 2010, VIVUS, Inc., or the Company, announced that on November 5, 2010, it had entered into a transition services agreement, or the Transition Services Agreement, with MEDA AB, or Meda, related to the Transaction (as defined below in Item 2.01).  Under the terms of the Transition Services Agreement, the Company will provide certain services to Meda in order to facilitate the transfer of the assets purchased by Meda in the Transaction for a period of six months after the closing of the Transaction.  In addition, Meda is obligated to provide the Company with certain information regarding chargebacks and returns related to sales of MUSE® prior to the closing of the Transaction.  The Transition Services Agreement has a two-year term and provides the parties with certain indemnification obligations related to breaches of the agreement.  The parties to the Transition Services Agreement will be compensated on an hourly basis for services performed under the agreement.

A copy of the Transition Services Agreement, dated November 5, 2010 is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 4, 2010, the Company announced that on October 1, 2010, it entered into a definitive asset purchase agreement, or the Asset Purchase Agreement, with Meda to transfer substantially all of its rights and assets related to MUSE, transurethral alprostadil, for the treatment of erectile dysfunction, or the Transaction, including the United States and foreign MUSE patents, existing inventory and the manufacturing facility located in Lakewood, New Jersey.  The Transaction closed on November 5, 2010.  Pursuant to the terms of the Asset Purchase Agreement filed by the Company with the Commission on October 4, 2010 on Form 8-K, the Company received a payment of $22 million upon the closing and is eligible to receive an additional $1.5 million based on future sales of MUSE.  Following the closing of the Transaction on November 5, 2010, Meda is responsible for the manufacturing, selling and marketing of MUSE.  Meda also assumed all post-closing expenses and liabilities associated with MUSE.  The Company has agreed not to develop, manufacture or sell any trans-urethral erectile dysfunction drugs for a period of three years following the closing of the Transaction.  Other than in connection with the Transaction, the Company will not have any ongoing material relationship with Meda.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1 †	Transition Services Agreement, dated November 5, 2010.

† Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2010	VIVUS, INC.

/s/ Lee B. Perry
Lee B. Perry Vice President and Chief Accounting Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1 †	Transition Services Agreement, dated November 5, 2010.

† Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.